                            TEAM AMERICA CORPORATION


                   -----------------------------------------

                                    Exhibit 5

                   -----------------------------------------

                                 March 11, 1998


TEAM America Corporation
110 E. Wilson Bridge Road
Worthington, Ohio 43085

         Re:     Registration Statement on Form S-8
                 TEAM America Corporation 1996 Incentive Stock Plan (the "Plan")

Ladies and Gentlemen:

         We have acted as counsel for TEAM America Corporation, an Ohio corporation ("TEAM America"), in connection with the Registration Statement on Form S-8 (the "Registration Statement"), filed by TEAM America with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the registration of 350,000 shares of TEAM America Common Stock, without par value (the "Shares"), to be issued under the Plan.

         In connection with this opinion, we have examined such corporate records, documents and other instruments of TEAM America as we have deemed necessary.

         Based on the foregoing, we are of the opinion that the Shares will, when issued and paid for in accordance with the provisions of the Plan, be legally issued, fully paid and nonassessable, and entitled to the benefits of the Plan.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                              Very truly yours,

                                              /s/PORTER, WRIGHT, MORRIS & ARTHUR

                                              PORTER, WRIGHT, MORRIS & ARTHUR